SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date  of report (Date of earliest event reported)      March  28, 1996
                                                    ____________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                         (I.R.S. Employer
Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)


Item 5.     Other Events.

      On March 28, 1996, the Company completed the sale of its interest in the Gonzales Gas Unit, a 526-acre producing lease located in the northwest corner of the Berry R. Cox Field in South Texas, to Tesoro E&P Company, L.P., a limited partnership owned by Tesoro Petroleum Corporation. The net proceeds of $1.325 million were applied first against interest on bank debt through the date of closing ($235,987) and the remainder ($1,089,444) against principal of the loan. The sale was effective February 1, 1996.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

  April 1, 1996                         /s/ David A. Melman
___________________                 By:_______________________________
       Date                             David A. Melman
                                        Executive Vice President